PATENT SECURITY AGREEMENT


          PATENT SECURITY AGREEMENT ("Agreement"), dated as of May 9, 1995, is entered into between LEGRIS INDUSTRIES, INC., a Delaware corporation, located at Highway 501 East, Building #15, Conway, South Carolina (the "Grantor") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as collateral agent, located at 114 West 47th Street, New York, New York 10036 (to-gether with its successors and assigns the "Collateral Agent"). Capitalized terms not otherwise defined herein have the meanings set forth in the Subsidiary Security and Pledge Agreement, dated as of May 9, 1995 between Grantor, the other Companies named therein and the Collateral Agent (the "Security Agreement").

          WHEREAS, pursuant to the Security Agreement, Grantor is granting a security interest to the Collateral Agent for the benefit of itself and the other Secured Parties in certain col-lateral, including the Patents (as defined herein).

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and suffi-ciency of which is hereby acknowledged, Grantor and the Collateral Agent hereby agree as follows:

          1.   Grant of Security Interest

               (a) As security for the prompt and complete pay-ment and performance in full of the Secured Obligations, Grantor hereby assigns, pledges, transfers, and delivers to the Collateral Agent, for the benefit of itself and the other Secured Parties, and grants to the Collateral Agent, for the benefit of itself and the other Secured Parties, a security interest in and continuing lien upon all of the Grantor's right, title, and interest in the Patents, whether now owned or existing or hereaf-ter acquired or arising, and wherever located.

               (b) For purposes of this Agreement, "Patents" shall mean all of the Grantor's right, title, and interest in and to all United States patents and applications for letters patent throughout the world, including, but not limited to, each patent and patent application referred to in Schedule A hereto, all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including, but not limited to, license, royalties, income, payments, claims, damages, and proceeds of suit.

               (c)  The security interest granted hereby is
granted in conjunction with the security interest granted to the Collateral Agent under the Security Agreement. The rights and remedies of the Collateral Agent on behalf of itself and the other Secured Parties with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement and the other Transaction Security Documents and those which are now or hereafter available to Collateral Agent on behalf of itself and the other Secured Parties as a matter of law or equity. Each right, power, and remedy of the Collateral Agent provided for herein, in the Security Agreement, in the other Transaction Security Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power, or remedy provided for herein, and the exercise by Collateral Agent on behalf of itself and the other Secured Parties of any one or more of the rights, powers or remedies provided for in this Agreement, in the Security Agree-ment, in the other Transaction Security Documents or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by any person, including Collat-eral Agent, of any or all other rights, powers or remedies.

          2.   Modification of Agreement

               (a) Schedule A hereto contains a true and accu-rate list of all of Grantor's U.S. Patent registrations and applications.

               (b) This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement. Notwithstanding the foregoing, Grantor authorizes the Collateral Agent, upon notice to Grantor, to modify this Agreement in the name of and on behalf of the Grantor without obtaining the Grantor's signature to such modification, to the extent that such modification constitutes an amendment of Schedule A to add any right, title, or interest in any Patent owned or subsequently acquired by Grantor, and Grantor additionally agrees to execute any additional agreement or amendment hereto as may be required by the Collateral Agent from time to time to subject any such owned or subsequently acquired right, title or interest in any Patent to the liens and perfection created or contemplated hereby or by the Security Agreement.

          3.   Termination of Agreement

          When the Secured Obligations have been indefeasibly paid and performed in full, this Agreement shall terminate and the Collateral Agent, at the request and sole expense of the Grantor, will execute and deliver to the Grantor the proper instruments acknowledging termination of this Agreement and will duly, without recourse, representation or warranty of any kind whatsoever, release such of the Patents not therefore disposed of, applied or released from the security interest created hereby.

          4.   Governing Law

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCOR-DANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

          5.   Successors and Assigns

          This Agreement shall be binding upon and inure to the benefit of the Grantor, the Collateral Agent, the other Secured Parties, all future holders of the Secured Obligations and their respective successors and assigns, except that the Grantor may not assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent.

          6.   Counterparts

          This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Grantor and the Collateral
Agent have caused this Agreement to be duly executed and deliv-ered as of the date first above written.


                                   LEGRIS INDUSTRIES, INC.
                                   ("Grantor")


                                   By:__________________________
                                   Name:
                                   Title:


                                   UNITED STATES TRUST COMPANY OF
                                   NEW YORK, as Collateral Agent
                                   ("Collateral Agent")



                                   By:__________________________
                                   Name:
                                   Title:

                           PATENT SECURITY AGREEMENT

                                  SCHEDULE A


I.  U.S. PATENTS

                                                                    Date
Title                           Inventor             Patent         Issued





II.  U.S. PATENT APPLICATIONS

                                                                    Date
Title                           Inventor             Patent         Filed

STATE OF New York     )
                      )     ss:
COUNTY OF New York    )


          On May __, 1995, before me, the undersigned, a notary public in and for said state and county, personal-ly appeared __________________, personally known to me
(or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the ___________________ , on behalf of LEGRIS INDUSTRIES, INC., a Delaware corporation, the corporation therein named, and acknowledged to me that the corporation exe-cuted the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS MY HAND AND OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)

                              ___________________________
                                     Notary Public



My Commission Expires:

______________________

STATE OF New York     )
                      )     ss:
COUNTY OF New York    )


          On May __, 1995, before me, the undersigned, a notary public in and for said state and county, personal-ly appeared __________________, personally known to me
(or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the ___________________ , on behalf of UNITED STATES
TRUST COMPANY OF NEW YORK, a New York corporation, in its capacity as Collateral Agent, the corporation therein named, and acknowledged to me that the corporation exe-cuted the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS MY HAND AND OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)

                              ___________________________
                                     Notary Public



My Commission Expires:

______________________